Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Exterran Holdings, Inc.’s Registration Statements No. 333-145589 and No. 333-145558 each on Form S-8 of our reports dated February 29, 2008, relating to (1) the 2007 financial statements and financial statement schedules and the retrospective adjustments to the 2006 and 2005 financial statements and financial statement disclosures of Exterran Holdings, Inc. (formerly Hanover Compressor Company) (such report includes the audit of certain reclassifications retrospectively applied to Exterran Holdings, Inc.’s 2006 and 2005 consolidated financial statements) and (2) the effectiveness of Exterran Holdings, Inc.’s internal control over financial reporting (such report excludes the internal control over financial reporting related to the operations acquired from Universal Compression Holdings, Inc.) as of the year ended December 31, 2007, appearing in this Annual Report on Form 10-K of Exterran Holdings, Inc. for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 29, 2008